UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2021 (July 27, 2021)

Date of Report (Date of earliest event reported)

iFresh Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38013	82-0664764
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-39 54th Avenue Long Island City, NY	11101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 628-6200

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	IFMK	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on June 7, 2019, iFresh Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Xiaotai International Investment Inc. (“Xiaotai”) and the equity holders of Xiaotai International (the “Xiaotai Shareholders”), pursuant to which the Company would acquire all of the outstanding issued shares and other equity interests in Xiaotai from the Xiaotai Shareholders (the “Acquisition”) in exchange for 254,813,383 shares of the Company’s common stock to be issued to the Xiaotai Shareholders. Xiaotai operated through its variable interest entity, Zhejiang Xiaotai Technology Co. Ltd. (“Zhejiang Xiaotai”), in China.

As disclosed in a current report on Form 8-K filed on November 5, 2019, the Company received news regarding an ongoing investigation of Zhejiang Xiaotai by the Hangzhou Police Department, Binjiang Branch (“Hangzhou Police”) through a public notice released by the Hangzhou Police on November 3, 2019 (the “Police Report”). Zhejiang Xiaotai was alleged to have conducted illegal fundraising from the public. The report also stated that several executives of Zhejiang Xiaotai have been detained and are being held in custody. On November 5, 2019 (the “Termination Date”), the Company issued written notice to Xiaotai and Xiaotai Shareholders to terminate the Agreement effective immediately pursuant to the termination provisions of the Agreement.

On May 14, 2021, the Company initiated an arbitration proceeding with the International Centre for Dispute Resolution (the “ICDR”) of the American Arbitration Association (“AAA”) (ICDR Case No. 01-21-0003-8581) seeking to recover from Xiaotai Parties a termination fee for an aggregate amount of $3,739,285.54. Among other things, the Company claimed that Xiaotai and Xiaotai Shareholders had breached the representations and warranties in the Agreement entitling the Company to terminate the Agreement and recover a termination fee as provided in the Agreement.

The ICDR held a hearing on June 28, 2021, in which neither Xiaotai nor Xiaotai Shareholders participated. On July 27, 2021, the Company received notice that the ICDR issued a default award in the Company’s favor on July 21, 2021. The Company was awarded the unpaid termination fee of $932,732.30, the difference between the actual expenses of $3,707,732.30 incurred by the Company in connection with the contemplated Acquisition and the payment previously made of $2,707,732.30 by Xiaotai Parties prior to the date of the termination notice. In addition, the Company was also awarded pre-judgement interest for breach of contract of $2,069.90. The arbitration fees and expenses are to be borne equally by the Company and Xiaotai Parties. The Company intends to pursue the ICDR’s decision in China after conclusion of the Chinese court’s procedures; however, recovery cannot be guaranteed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2021

iFRESH INC.

By:	/s/ Long Deng
Name:	Long Deng
Title:	Chief Executive Officer

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